UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2024

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 2, 2024, Applied DNA Sciences, Inc. (the “Company”) held a special  meeting of stockholders (the “Special Meeting”). At the Special Meeting, an aggregate of 4,056,202 shares of the Company’s common stock (“Common Stock”) were present  in person or by proxy and entitled to vote, which did not constitute a quorum determined in accordance with  the Company’s By-Laws, which requires a majority of the Company’s issued and outstanding shares of Common Stock. Accordingly, no action was taken with respect to the proposal presented at the Special Meeting, and the Special Meeting was adjourned.

As previously reported on its Form 8-K filed on May 29, 2024, the Company closed on such date a public offering of common stock and series A and B common stock purchase warrants (the “Series Warrants”). The Series Warrants will only be exercisable upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (the “Warrant Stockholder Approval”). Further, pursuant to the terms of the Series Warrants, since the Company did not obtain Warrant Stockholder Approval at the Special Meeting, it is obligated to call a subsequent stockholder meeting to seek to obtain Warrant Stockholder Approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	President and Chief Executive Officer